UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2011

AMERICAN DENTAL PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-23363	04-3297858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (781) 224-0880

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of American Dental Partners, Inc. (the “Company”), originally filed with the Securities and Exchange Commission on May 20, 2011 (the “Initial Filing”). The sole purpose for filing this Form 8-K/A is to disclose the Company’s determination with respect to the frequency of future non-binding, advisory stockholder votes on the executive compensation of the Company (each, a “say-on-pay vote”). No other changes have been made to the Initial Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders

As previously disclosed in the Initial Filing, on May 19, 2011, the Company held its 2011 Annual Meeting of Stockholders, at which the Company’s stockholders voted to hold a say-on-pay vote every year. Based on these results, and consistent with the recommendation of the Company’s Board of Directors, the Board of Directors has determined that the Company will hold say-on-pay votes every year until the next required advisory vote on the frequency of say-on-pay votes occurs or until the Board of Directors otherwise determines that a different frequency for say-on-pay votes is in the best interests of the stockholders. The next required advisory vote on the frequency will occur no later than 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.
(Registrant)

July 22, 2011	/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President,
Chief Financial Officer and Treasurer
(principal financial officer)